EXHIBIT 99.1

Thank you for the conversation with our business leaders. Your questions are important. Your presence is important.

We’ve talked a lot in the last two days about the challenges and opportunities we face as a cooperative, that we face in agriculture as a whole. As others have said: Tough times never last. Tough people do.

While the people who said that weren’t referring to the last year in agriculture, make no mistake: This room and this industry are filled with tough people. We faced an unprecedented combination of challenges. We—you—have demonstrated resiliency. Your presence and your commitment are evidence that tough people last.

We will withstand these tough times. And we will grow.

As you heard earlier, we have continued to grow despite those headwinds. It’s because we stood together as a cooperative, and we remained committed to our purpose and to our values.

Our values are rooted in what has always mattered to cooperatives – people, communities, shared success.

Our purpose and our core values – integrity, safety, inclusion and cooperative spirit – drive and guide us to make the decisions to grow your company.

And we are growing the company. We are leading, we are building, and, yes, we are still strengthening. We are leveraging the strength of your supply chain to get your products to market and to your customers. And we do all this with you top of mind as we invest in technology, as we leverage your supply chain, as we make strategic acquisitions.

We are focused on you as we tell lawmakers about the impact policy has on farming and agriculture. Your needs help drive our work to attract, retain and develop talent to remain your first choice and help us grow CHS into an even greater position of strength.

One of the ways we grow your cooperative and the cooperative system is through relationships with our industry partners. We’re pleased today to have some of them join us. I’d like to extend a warm welcome to:

•	Jim Spradlin, CEO of Growmark

•	John Reifsteck, chairman of the Growmark board of directors

•	Chet Esther, vice chairman of Growmark.

•	Beth Ford, CEO of Land O’Lakes

•	Rick Brand, chairman of the Land O’Lakes Board of Directors

•	Tom Halvorson, president and CEO of Cobank

•	Keith Spackler, CEO of AGP

You know, I travel a lot in the country and am with you many times throughout the year. Sometimes I get asked about some nit or nat that one of these people or companies did and what I think.

This is what I think: These CEOs, their boards and their executive teams run great companies. And each of them works hard to advance agriculture and the success of farmers and ranchers. If there is something around the edges, we don’t approach in exactly the same way, know that 99 percent of the time, we do.

Thank you for joining us today and for standing with us.

You’ve heard us talk for the last three years about strengthening the company, of building a better business not just for you but for generations to come. I can stand before you and tell you we have made remarkable progress. We’ve made hard decisions around investments and performance. We’ve refocused our company on what we do well and are taking actions to improve or move away from what we don’t.

We will still face challenges, we will still make some mistakes, and we will still have to navigate tough conditions. It is, after all, still called business. We are focused on being our customers’ first choice by building stronger technology platforms to be easier to do business with, performing at a high level, using our supply chains more effectively and strengthening our communication with our owners.

You heard the financial report earlier. We reported $830 million in net income, a $54 million increase over last fiscal year in a very challenging time.

We saw improvements in Energy. And, as Angie mentioned, we saw improvements in earnings from our equity investments, including CF Nitrogen.

But we also know there are headwinds. We had a tough year in our ag business side of the company.

We know the fiscal year we’re in right now will also be challenging; we’ve already seen the first signs of it in fall fertilizer sales – or I should say the lack of fall fertilizer sales. The challenges we face are similar to those all of agriculture faces. No one sees and feels those challenges more than you.

The late planting and prolonged spring floods in some of our trade area impacted bottom lines. A late and wet harvest added strain on an already tough year.

But, like you, we responded to the circumstances before us, circumstances that are constantly evolving. And, often, circumstances around which we have very little control. But please know this: We will operate the company for the challenging times we are in. It is how we have gotten through difficult situations before, and it is how we will get through them again.

Nothing has illustrated the need to evolve and adapt more than the trade situation. Some of us remember trade tensions in the 70s. This situation, though, is on a different plane. And we know that no matter what happens, we won’t go immediately back to where we were 18 months ago, and maybe not for a long time.

The profound trade changes resulted in new trading partners and new sources of grain for markets the U.S. once served. That is now the new world. We must evolve and adapt and grow in these new circumstances.

It’s a hard truth, and it’s one that we must face and adjust to. The ways of trading and operating yesterday cannot and will not work in today’s world. And the cooperative you own today cannot and will not work in tomorrow’s world unless we adapt. We must continue to not just evolve but to lead, not just grow but identify where and how your business and your cooperative can thrive.

Getting through this is not about holding our breath. We have to adjust to the circumstances that we find today, and we have to breathe all the way through it. And we must move with speed. We are not going to lose who we are at our core. We’ve done this before in the last 90 years, and we can do it again. We’ve adapted, and we will continue to adapt. And I am here to pledge to you that we will hold fast to the values that ground us and our purpose that will guide us.

That doesn’t mean we are unaware of the very real impact these market changes have on lives. The effects of today’s ag economy on families are real, and resources in many towns are limited. In towns of 800 people like in the areas that I grew up in, many times, it falls on the local church pastors. And they are overwhelmed. CHS will help.

We aren’t the experts in how to manage the stress impacting your families and lives. But we are committed to supporting those who are. Earlier this year, we awarded grants to nine organizations that are focused on providing mental health support to our rural communities. We can do that.

It’s one way we’re living out our value of cooperative spirit.

We create connections to empower agriculture, to empower you, our owners, to grow your businesses. That’s our purpose, and we will not lose sight of it. Nor will we lose sight of what we must do to grow your cooperative.

We’re looking hard at how we can capture further operational efficiencies and drive costs out of our business as part of our efforts to adapt to these times.

Employees across CHS – up and down and across the organization – are leaning in and bringing ideas to help drive growth through sustainable efficiencies that we believe will ultimately drive more cash back to you. Each of these decisions is driven by our purpose and focuses on our four strategies:

•	Creating an experience that makes CHS your first choice

•	Growing market access

•	Evolving our core business and

•	Transforming the business to unleash the enterprise.

Our strategies aren’t just nice ideas meant to sit in a binder or become wallpaper. We put them into action every day across the enterprise in all parts of the world. It is why I can tell you that we have confidence in – and why you can have confidence in – the future of the company. We will do what’s necessary to succeed. It’s how and why we set goals and achieved them last year. It’s why we have continued to grow.

In the last year we have:

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Traveled to Washington, D.C. and met with senior policy makers and lawmakers about the impact policies have on your businesses. We met with USDA Secretary Sonny Perdue, U.S. trade negotiators and key federal lawmakers over and over again and told them how policies are impacting you. We took on state issues and advocated for cooperatives and farmers.

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We found new markets for your grain. And when the doors to China essentially shut last year, we worked with buyers in Singapore, South Korea and Vietnam to find new doors. We put grain into smaller containers to meet the needs of buyers who didn’t need a full vessel. Our ability to respond quickly to this sets us apart from those outside the cooperative system.

•	We invested in improved processing at our McPherson, Kansas, refinery that allowed us to make more diesel and that will ultimately have higher returns to you.

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We made significant progress on our pipeline replacement project that runs from Montana to Minot, North Dakota, an investment that will allow us to get product to you and help ensure environmental safety.

•	We acquired the portion of West Central crop protection products company that we didn’t fully own, and we integrated it into our agronomy business.

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We began construction on a new fertilizer distribution facility in Langdon, North Dakota, and a new shuttle loader in Herman, Minnesota. These investments will allow you to get your loads in and out more quickly.

•	We began expansion on our Fairmont soybean crushing facility so we can process more of your soybeans into value-added soybean oil, meal and flour and get it to market.

•	We blended record amounts of ethanol and biodiesel.

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We made some hard decisions, but they were the right decisions, even when it cost us money. Flooded rivers kept us from moving fertilizer on barges last spring, and a couple hundred of those barges were stuck in St. Louis. So we put it on trucks and rail cars and got it to our local cooperatives so they could get it to their customers.

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And, you know, we probably lost money on each ton of fertilizer to do that. Why do we do that? Because local cooperatives and their customers depend on us. You know, sometimes we get described as just another big company. We are a large company, and size and scale provide advantages. But we don’t, as last spring showed, lose sight of those who depend on us.

•	We improved efficiencies in our supply chain to reduce costs in our operations.

•	And we introduced CHS AcuvantTM, which is formulated with oil refined by CHS from soybeans grown by CHS owners.

Our work on these strategies is not done. And it never will be.

As the largest cooperative in North America, we need to work to seize opportunities to continue to lead and continue to grow, to challenge ourselves and our industry, to build the cooperative for tomorrow and for those who come after us.

We take that obligation seriously. And it’s that belief that has led us to invest in our technology platform to bring better service, better access, a better experience to you.

We are building the foundation of our technology platform, a way of doing business that puts the needs of you front and center. It provides us with the compliance tools we need and the efficiency to operate competitively, continuously improve our operations and drive costs out.

We are building an online relationship to meet you where you want to be, to help you manage your business at anytime, from anywhere. You can expect to do business with us in a more streamlined, efficient and effective way.

It’s what our local cooperatives see in our online energy control rooms. It gives our local cooperatives a competitive advantage and lets them do business with us online, when and where it’s convenient for them.

And it’s what growers see in the recently launched MyCHS. The platform gives them visibility to their grain commodity balances and contract status, their bookings, invoices and payments. And it gives them the ability to download their data and to do it all safely and securely.

Today, those using MyCHS can order propane and lubricants, petroleum and products needed to run equipment. They can purchase the Total Protection Plan through the online store. They can buy gift cards to use online and in our local cooperative Cenex® locations. And they can do the majority of these transactions without ever seeing a printed invoice.

In the coming months, MyCHS will allow growers to pay online and have one place to conduct business with CHS. It’s entirely paperless. And in the next year, we’ll be rolling out improvements to that system. Think of it as the updates we all download to the apps on our phones.

And that’s just the beginning.

This is how we will continue to build a better cooperative, a better experience for our owners, a better path to grow your business.

And it brings us back to our purpose: Creating connections to empower agriculture. Which brings us back to investment – in our processes, our infrastructure, in our people and in you.

This is the power of CHS.

We are committed to you, and we are grateful – I am grateful – for your commitment to us. As much as any time in the last 90 years, ladies and gentlemen, we are in this together.

We are optimistic about the future. Difficult – yes. But we are doing what is required to succeed. We are confident that you, our owners, and others will look at CHS, look at the hard decisions made, look at the investments in your cooperative and know that, collectively, we took the concrete steps to win.

We have confidence in the future of agriculture and in our future. More importantly, we have confidence in you and in your future.

Thank you.